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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Amendment No. 5 to Registration Statement No. 333-110723 of Cherokee International Corporation on Form S-1 of our report dated February 3, 2004, except for paragraph 1 of Note 2 and paragraphs 5, 6, 7 and 8 of Note 11 as to which the date is February 17, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting for goodwill and other intangible assets during 2002), appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Costa Mesa, California
February 17, 2004

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  EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT